Exhibit 99.1

American Software Reports Preliminary Second Quarter of Fiscal Year 2012 Results

License Fee Revenues Increase 65% and GAAP Net Earnings Increase 102% for the Quarter

ATLANTA--(BUSINESS WIRE)--December 1, 2011--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the second quarter of fiscal 2012, delivering a 65% increase in second quarter license fee revenues and a 102% increase in GAAP net earnings when compared to the same period last year. The Company has achieved 43 consecutive quarters of profitability and 33 consecutive quarters of providing dividend distributions to shareholders.

Key second quarter financial highlights:

  Total revenues for the quarter ended October 31, 2011 were $25.6 million, an increase of 22% over the comparable period last year.
  Software license fee revenues for the quarter ended October 31, 2011 were $7.0 million, an increase of 65% over the same period last year.
  Services and other revenues for the quarter ended October 31, 2011 were $10.5 million compared to $9.5 million for the same period last year, an increase of 11%.
  Maintenance revenues for the quarter ended October 31, 2011 were $8.0 million compared to $7.2 million, an increase of 11% over the same period last year.
  Operating earnings for the quarter ended October 31, 2011 were $4.7 million, an increase of 166% compared to the same period last year.
  GAAP net earnings for the quarter ended October 31, 2011 were $3.0 million or $0.11 per fully diluted share, an increase of 102% over the second quarter of fiscal 2011.
  Adjusted net earnings for the quarter ended October 31, 2011, which excludes stock-based compensation expense and acquisition-related amortization of intangibles, were $3.3 million or $0.12 per fully diluted share, an increase of 73% compared to $1.9 million or $0.07 per fully diluted share for the same period last year, which excluded stock-based compensation expense, acquisition-related amortization of intangibles and severance expenses.
  Adjusted EBITDA increased 91% to $6.1 million in the quarter ended October 31, 2011, from $3.2 million in the quarter ended October 31, 2010. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

Key fiscal 2012 year to date financial highlights:

  Total revenues for the six months ended October 31, 2011 were $49.3 million, a 23% increase over the comparable period last year.
  Software license fees for the six-month period were $13.7 million, a 95% increase compared to the same period last year.
  Services and other revenues were $19.8 million, a 6% increase compared to the same period last year.
  Maintenance revenues were $15.8 million, a 10% increase over the comparable period last year.
  For the six months ended October 31, 2011, the Company reported operating earnings of approximately $8.3 million, a 119% increase over the same period last year.
  GAAP net earnings were approximately $5.3 million or $0.20 per fully diluted share for the six months ended October 31, 2011, an 85% increase compared to $2.8 million or $0.11 per fully diluted share for the same period last year.
  Adjusted net earnings for the six months ended October 31, 2011, which excludes stock-based compensation expenses and acquisition-related amortization of intangibles, were $5.8 million or $0.22 per fully diluted share, compared to $3.7 million or $0.14 per fully diluted share for the same period last year, which excluded stock-based compensation expenses, acquisition-related amortization of intangibles and severance expenses.

The Company is including adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $54.3 million as of October 31, 2011.

“American Software achieved double digit growth in all three revenue segments and increased net earnings by 102% driven by 65% growth in license fee revenue for the second quarter of fiscal 2012,” stated James C. Edenfield, president and CEO of American Software. “We added 19 new customers and signed license agreements with customers in nine countries during the quarter,” said Edenfield.

“Our increased revenues are a direct result of our aggressive investments in research and development to enhance our supply chain optimization solutions as well as our increased investments to expand our global sales and marketing footprint,” stated Edenfield. The increased visibility, discipline and efficiency provided by our portfolio of application solutions enable manufacturing, wholesale and specialty retail enterprises the opportunity to significantly improve cash flow, reduce inventory, increase supply chain responsiveness and accelerate the sales and operations planning process,” continued Edenfield. “As a result, our solutions drive value for our customers in both good and bad economies.”

“Our sustained profitability has allowed the Company to provide a tangible benefit to our shareholders with a quarterly dividend for 33 consecutive quarters,” said Edenfield. “On November 15, 2011 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share, which is payable on February 28, 2012 to shareholders of record at the close of business on February 10, 2012.”

Additional highlights for the second quarter of fiscal 2012 include:

Customers and Channels:

  Notable new and existing customers placing orders with the Company in the second quarter include: American Textiles, Celanese, Cheetham Salt, ChemPoint, ConAgra Foods, Deschutes Brewery, Ecolab, Euro-Pro, Goose Island Beer Company, HOYA Medical Singapore, Manna Pro, Plews & Edelmann, Renfro Corporation, Rochester Gauges, Schweppes Zimbabwe, Techtronic Industries, Tiffany & Co., Verizon Wireless, WD-40, and Williamson-Dickie Manufacturing Company.
  During the quarter, software license agreements were signed with customers located in nine countries including: Australia, Canada, France, Ireland, Nicaragua, Singapore, the United Kingdom, the United States, and Zimbabwe.
  Logility, a wholly-owned subsidiary of the Company, announced that its customer Stanley Black & Decker presented at the 2011 APICS International Conference and Expo. In the session, “IO Meets ROI”, Stanley Black & Decker outlined its successful deployment of Logility Voyager Inventory Optimization to enable multi-echelon inventory optimization for the global construction and DIY business.
  Logility customer Celanese, a global, integrated producer of specialty and intermediate chemical products, shared its best practices for balancing service levels and cost through the use of Logility Voyager Inventory Optimization at the 2011 IE Group Inventory Optimization Summit.
  Logility’s Chief Scientist, Dr. Sean Willems, presented at the 2011 Council of Supply Chain Management Professionals (CSCMP) Annual Global Conference. The session, “Putting an ‘I’ in Sales and Operations Planning (S&OP)”, highlighted the importance of inventory optimization in the S&OP process to drive increased value, reduced costs and greater flexibility.
  During the quarter, Logility partnered with APICS to produce an educational webcast entitled “Managing SKU Complexity.” The educational webcast featured Logility customer CooperVision, one of the world’s leading manufacturers of soft contact lenses, and addressed best practices for efficiently managing large, complex product portfolios to ensure high customer service while reducing inventory investments using Logility Voyager Solutions.

  Logility announced its Connections 2012 customer conference. The event will explore “The Supply Chain X Factors” through educational sessions, thought-provoking keynote speakers, industry best practices, and industry networking. The conference will be held in New Orleans, LA September 12 – 14, 2012.
  Demand Management, a wholly-owned subsidiary of Logility, opened registration for the Demand Solutions customer summit, DSCOVER. The annual event will be held May 20 – 22, 2012 in Washington, DC and will explore the latest updates in Demand Solutions supply chain management software, tips and methods for creating greater business process efficiency and cost saving tactics.
  New Generation Computing® (NGC®), a wholly-owned subsidiary of the Company, announced that Marchon Eyewear, one of the world's largest global manufacturers and distributors of quality eyewear and sunwear, has implemented NGC's Extended PLM software to manage every step of its complex product lifecycle, from line planning to product adoption.
  NGC Software announced that Tennessee Apparel Corp., a well-established company that has manufactured and distributed apparel for the fashion industry and government since 1901, selected NGC's Enterprise Resource Planning (ERP) system and Production Management software. A current NGC customer for nearly a decade, Tennessee Apparel Corp. upgraded to NGC's latest release to leverage new functionality, enhanced visibility and detailed reporting capabilities.

Company and Technology:

  Logility and NGC Software were each recognized as SupplyChainBrain 2011 Great Supply Chain Partners. The award is based on a six-month online poll in which logistics and supply chain professionals nominate their partners whose technology solutions made a significant impact on their company’s efficiency, customer service and overall supply chain performance.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of supply chain management solutions for companies of all sizes. Logility Voyager Solutions™ is a comprehensive suite, which includes supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); inventory and supply optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Logility and Demand Management proudly serve customers such as Arch Chemicals, Avery Dennison Corporation, McCain Foods, Pernod Ricard, Sigma Aldrich, and VF Corp. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, Lakeshore Learning, Lululemon Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2011 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing, Inc. are registered trademarks of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2011	2010	Pct Chg.	2011	2010	Pct Chg.
Revenues:
License	$7,048	$4,266	65%	$13,736	$7,060	95%
Services & other	10,535	9,467	11%	19,802	18,698	6%
Maintenance	8,015	7,220	11%	15,769	14,289	10%
Total Revenues	25,598	20,953	22%	49,307	40,047	23%

Cost of Revenues:
License	1,487	1,450	3%	3,322	2,143	55%
Services & other	7,589	6,657	14%	14,506	13,208	10%
Maintenance	1,888	1,845	2%	3,653	3,501	4%
Total Cost of Revenues	10,964	9,952	10%	21,481	18,852	14%
Gross Margin	14,634	11,001	33%	27,826	21,195	31%
Operating expenses:
Research and development	2,610	2,537	3%	5,164	4,945	4%
Less: capitalized development	(661)	(628)	5%	(1,265)	(1,259)	0%
Sales and marketing	4,795	3,836	25%	9,101	7,153	27%
General and administrative	3,010	3,049	(1%)	6,126	5,891	4%
Provision for doubtful accounts	29	12	142%	120	40	200%
Amortization of acquisition-related intangibles	135	201	(33%)	270	415	(35%)
Severance expenses	-	219	nm	-	219	nm

Total Operating Expenses	9,918	9,226	8%	19,516	17,404	12%
Operating Earnings	4,716	1,775	166%	8,310	3,791	119%
Interest Income & Other, Net	103	637	(84%)	90	878	(90%)
Earnings Before Income Taxes	4,819	2,412	100%	8,400	4,669	80%
Income Tax Expense	1,838	938	96%	3,131	1,822	72%
Net Earnings	$2,981	$1,474	102%	$5,269	$2,847	85%
Earnings per common share: (1)
Basic	$0.11	$0.06	83%	$0.20	$0.11	82%
Diluted	$0.11	$0.06	83%	$0.20	$0.11	82%

Weighted average number of common shares outstanding:
Basic	26,263	25,706		26,197	25,623
Diluted	26,825	25,986		26,802	25,955

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2011	2010	Pct Chg.	2011	2010	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,981	$1,474	102%	$5,269	$2,847	85%
Income tax expense	1,838	938	96%	3,131	1,822	72%
Interest Income & Other, Net	(103)	(637)	(84%)	(90)	(878)	(90%)
Amortization of intangibles	779	858	(9%)	1,565	1,108	41%
Depreciation	302	310	(3%)	611	619	(1%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	5,797	2,943	97%	10,486	5,518	90%
Stock-based compensation	302	247	22%	586	475	23%
Adjusted EBITDA	$6,099	$3,190	91%	$11,072	$5,993	85%

EBITDA, as a percentage of revenue	23%	14%		21%	14%

Adjusted EBITDA, as a percentage of revenue	24%	15%		22%	15%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2011	2010	Pct Chg.	2011	2010	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,981	$1,474	102%	$5,269	$2,847	85%
Amortization of acquisition-related intangibles (2)	84	123	(32%)	169	253	(33%)
Stock-based compensation (2)	187	151	24%	368	490	(25%)
Severance expenses (2)	-	134	nm	-	134	nm
Adjusted Net Earnings	$3,252	$1,882	73%	$5,806	$3,724	56%

Adjusted non-GAAP diluted earnings per share	$0.12	$0.07	71%	$0.22	$0.14	57%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.11 and $0.20 for the three and six months ended October 31, 2011, respectively. Diluted per share for Class B shares under the two-class method are $0.06 and $0.11 for the three and six months ended October 31, 2010, respectively.

(2) - Tax affected using the effective tax rate for the three and six months period ended October 31, 2011 and 2010.

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American SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	October 31,	April 30,
	2011	2011

Cash and Short-term Investments	$45,316	$44,567
Accounts Receivable:
Billed	14,181	14,409
Unbilled	6,236	4,151
Total Accounts Receivable, net	20,417	18,560
Prepaids & Other	3,018	2,918
Deferred Tax Asset	77	77
Current Assets	68,828	66,122

Investments - Non-current	8,937	10,844

PP&E, net	5,334	5,723
Capitalized Software, net	7,575	7,562
Goodwill	12,601	12,601
Other Intangibles, net	1,567	1,880
Other Non-current Assets	111	100
Total Assets	$104,953	$104,832

Accounts Payable	$982	$1,011
Accrued Compensation and Related costs	3,837	4,245
Dividend Payable	2,368	2,345
Other Current Liabilities	4,461	4,493
Deferred Revenues	15,938	17,307
Current Liabilities	27,586	29,401

Deferred Tax Liability - Long term	774	1,375

Shareholders' Equity	76,593	74,056

Total Liabilities & Shareholders' Equity	$104,953	$104,832

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer